EXHIBIT 99.1

Intelligent Systems Announces Second Quarter and YTD Results

NORCROSS, Ga., Aug. 14, 2014 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE MKT:INS) (www.intelsys.com) announced today its financial results for the three and six month periods ended June 30, 2014.

For the three month period ended June 30, 2014, Intelligent Systems reported net income attributable to Intelligent Systems of $132,000 ($0.01 per basic and diluted share) compared to net income attributable to Intelligent Systems of $419,000 ($0.05 per basic and diluted share) in the second quarter of 2013. Total revenue in the second quarter of 2014 was $3,695,000, 11 percent lower than revenue of $4,166,000 recorded in the same quarter of 2013.

For the six month period ended June 30, 2014, net loss attributable to Intelligent Systems was $452,000 ($0.05 per basic and diluted share) compared to net income attributable to Intelligent Systems of $559,000 ($0.06 per basic and diluted share) in the comparable period in 2013. Total revenue for the six month period in 2014 was $7,365,000 compared to revenue of $8,252,000 in the first half of 2013. The results for the year-to-date period of 2014 are not directly comparable to the same period in 2013 due to the previously disclosed settlement of a legal matter involving the company's ChemFree subsidiary that resulted in a legal settlement expense of $387,000. The legal settlement expense had a negative impact of $.04 per share on the results for the first half of 2014.

J. Leland Strange, President and Chief Executive Officer, stated, "Our ChemFree subsidiary continues to be profitable and cash-flow positive on a recurring operating basis (adjusting for the one-time legal matter). Although its revenue and profit contribution were lower in the second quarter and year-to-date periods of 2014 compared to the prior year due to the expiration of an equipment lease contract in mid-2013, its 2014 second quarter revenue and operating profit were stronger than in the first quarter of this year."

"In 2014, our CoreCard subsidiary is investing additional resources to grow its processing services business, including marketing and sales activities, product offering, network certifications and infrastructure," said Strange. "Our goal is to build long-term value in both the processing business as well as our historical licensed software solutions for prepaid, fleet and private label cards, while recognizing that this is a frustratingly slow process and has a negative impact on our current financial results."

In the second quarter and year-to-date period of 2014, the company recognized $125,000 in investment income, representing principally a gain on the sale of an investment when IBM bought a privately held company, Silverpop, in which ISC owned a small equity interest.

Conference Call - Intelligent Systems will hold an investor conference call today, August 14, 2014, at 11 AM Eastern Daylight Time. Interested investors are invited to attend the conference call by dialing 855-766-6518 and entering conference ID code 86237535. A transcript of the call will be posted on the company's website at www.intelsys.com as soon as available after the call. The company's Form 10-Q for the period ended June 30, 2014 will be filed with the Securities and Exchange Commission today and available on the company's website or www.sec.gov.

About Intelligent Systems Corporation

For over thirty five years, Intelligent Systems Corporation (NYSE MKT:INS) has identified, created, operated and grown early stage technology companies. The company has operations and investments in the information technology and industrial products industries. The company's principal majority-owned subsidiaries are CoreCard Software, Inc. (www.corecard.com), a provider of software and services for prepaid and credit card processing, and ChemFree Corporation (www.chemfree.com), a leader in bioremediating parts washer equipment and supplies. Further information is available on our website at www.intelsys.com or by calling us at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies and further declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue
Products	$ 2,879	$ 3,159	$ 5,556	$ 6,537
Services	816	1,007	1,809	1,715
Total net revenue	3,695	4,166	7,365	8,252
Cost of revenue
Products	1,598	1,467	3,122	3,102
Services	454	592	890	1,178
Total cost of revenue	2,052	2,059	4,012	4,280
Expenses
Marketing	388	469	767	973
General and administrative	665	583	1,584	1,313
Research and development	844	658	1,634	1,275
Legal settlement	--	59	387	158
Income (loss) from operations	(254)	338	(1,019)	253
Other income (expense)
Interest expense, net	(3)	(2)	--	--
Investment income	125	--	125	--
Equity in income (loss) of affiliate company	(3)	1	2	--
Other income, net	13	16	21	33
Income (loss) before income taxes	(122)	353	(871)	286
Income taxes	--	41	12	43
Net income (loss)	(122)	312	(883)	243
Net loss attributable to noncontrolling interest	254	107	431	316
Net income (loss) attributable to Intelligent Systems Corporation	$ 132	$ 419	$ (452)	$ 559
Income (loss) per share based on income (loss) attributable to Intelligent Systems Corporation: basic and diluted	$ 0.01	$ 0.05	$ (0.05)	$ 0.06
Basic weighted average common shares outstanding	8,958,028	8,958,028	8,958,028	8,958,028
Diluted weighted average common shares outstanding	8,970,149	8,965,401	8,958,028	8,965,243

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2014	December 31, 2013
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$ 2,939	$ 3,433
Marketable securities	390	351
Accounts receivable, net	2,474	2,427
Inventories, net	1,036	1,106
Other current assets	241	327
Total current assets	7,080	7,644
Investments	1,608	1,650
Property and equipment, at cost less accumulated depreciation	1,116	1,145
Patents, net	40	64
Other long-term assets	103	124
Total assets	$ 9,947	$ 10,627
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 356	$ 472
Deferred revenue, current portion	643	668
Accrued payroll	725	680
Accrued expenses	409	364
Other current liabilities	280	267
Accrued legal settlement	470	259
Total current liabilities	2,883	2,710
Deferred revenue, net of current portion	187	238
Other long-term liabilities	197	185
Total Intelligent Systems Corporation stockholders' equity	8,423	8,806
Noncontrolling interest	(1,743)	(1,312)
Total stockholders' equity	6,680	7,494
Total liabilities and stockholders' equity	$ 9,947	$ 10,627
CONTACT: For further information, call
         Bonnie Herron, 770-564-5504
         or email to bherron@intelsys.com